                                                                   EXHIBIT (5)







[WE LETTERHEAD]

November 15, 1995

Wisconsin Electric Power Company
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201

Ladies and Gentlemen:

I refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Wisconsin Electric Power Company (the "Company") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 with respect to the proposed offering pursuant to the combined prospectus (the "Prospectus") contained in the Registration Statement of up to $400,000,000 aggregate principal amount of (a) one or more new series of the Company's First Mortgage Bonds (each such series being hereinafter referred to as a "Series of New Bonds," collectively the "New Bonds") and/or (b) one or more new series of the Company's debt securities (the "Debt Securities") (each such series being hereinafter referred to as a "Series of Securities," collectively the "Securities").

As Director-Legal Services Department of the Company, I have examined (i) the Registration Statement, (ii) the Mortgage and Deed of Trust dated October 28, 1938, from the Company to Firstar Trust Company (formerly First Wisconsin Trust Company), as Trustee, as supplemented and amended, and as proposed to be supplemented by a Supplemental Indenture relating to each Series of New Bonds (such Mortgage and Deed of Trust, as so supplemented and amended and to be supplemented in respect of a Series of New Bonds, being herein called the "Mortgage" relating to such Series of New Bonds), (iii) the form of proposed Indenture (including, as exhibits, proposed forms of Registered Security and Bearer Security thereunder) from the Company to Firstar Trust Company, as Trustee, providing for the issuance of the Securities from time to time in one or more Series, pursuant to the terms of one or more Securities Resolutions or supplemental indentures creating such Series (the "Indenture"), (iv) minutes of the meetings of the Company's Board of Directors held on April 28, 1993, July 26, 1995 and October 25, 1995, (v) the order dated November 11, 1993 of the Public Service Commission of Wisconsin (the "PSCW") with respect to the New Bonds and the Securities, for which a two-year extension of the scheduled December 31, 1995 expiration date has been requested, and the order dated November 29, 1993, as amended by the order dated October 12, 1994, of the Michigan Public Service Commission (the "MPSC") with respect to the New Bonds and the Securities, for which a two-year extension of the scheduled December 31, 1995 expiration date has been requested, and (vi) such other documents and records, and such matters of law, as I have deemed necessary or advisable for the purposes of this opinion. I note that since $98,350,000 aggregate principal amount of the up to $400,000,000 aggregate principal amount of debt securities authorized to be issued under the Company's long-term financing plan and the PSCW and MPSC financing orders have already been issued, further authorization by the Board of Directors of the Company and by the PSCW and MPSC (in addition to the requested extension of the current financing orders)

Wisconsin Electric Power Company
November 15, 1995
Page 2

would be necessary for the issuance of more than $301,650,000 of the $400,000,000 aggregate principal amount of New Bonds and Securities covered by the Prospectus.

On the basis of the foregoing, I advise you that, in my opinion:

1. The Company is a corporation duly organized and existing under the laws of the State of Wisconsin.
2. When (a) the Registration Statement, as it may have been amended or supplemented, shall have become effective under the Securities Act of 1933 and the Mortgage relating to the New Bonds shall have been qualified under the Trust Indenture Act of 1939, and (b) in the case of each Series of New Bonds, the Board of Directors (including any duly authorized committee thereof) shall have taken all necessary further action to approve the terms of such Series and of the related Supplemental Indenture and to authorize the issuance and sale of such Series as contemplated in the Registration Statement, all requisite PSCW and MPSC approvals and any other necessary regulatory approvals with respect to such Series shall be in effect at the time of the issuance of such Series, and the Supplemental Indenture setting forth the terms of such Series shall have been duly executed and delivered by the Company and the Trustee, then, upon execution and delivery of such Series against payment in accordance with the authorization of the Board of Directors (including any duly authorized committee thereof), such regulatory approvals and the Mortgage relating to such Series, such Series of New Bonds will be legally valid and binding obligations of the Company, entitled to the benefits and security of the Mortgage relating to such Series.

3. When (a) the Registration Statement, as it may have been amended or supplemented, shall have become effective under the Securities Act of 1933 and the Indenture relating to the Securities shall have been qualified under the Trust Indenture Act of 1939 and duly executed and delivered by the Company and Trustee, and (b) in the case of each Series of Securities, the Board of Directors (including any duly authorized committee thereof) shall have taken all necessary further action to approve the terms of such Series and of the related Securities Resolution or supplemental indenture creating such Series and to authorize the issuance and sale of such Series as contemplated in the Registration Statement, all requisite PSCW and MPSC approvals and any other necessary regulatory approvals with respect to such Series shall be in effect at the time of the issuance of such Series, and the Securities Resolution or supplemental indenture setting forth the terms of such Series shall have been duly adopted, or duly executed and delivered by the Company and the Trustee, as the case may be, then, upon execution and delivery of such Series against payment in accordance with the authorization of the Board of Directors (including any duly authorized committee thereof), such regulatory approvals and the Indenture relating to such Series, such Series of Securities will be legally valid and binding obligations of the Company, entitled to the benefits of the Indenture relating to such Series.

Wisconsin Electric Power Company
November 15, 1995
Page 3

I consent to (a) the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and (b) the reference made to me under or with respect to material under the captions "Legal Opinions" and "Description of New Bonds" in the Prospectus constituting a part of the Registration Statement.

Very truly yours,

/s/Walter T. Woelfle
----------------------
 Walter T. Woelfle
  Director-Legal Services Department

WTW/jmd